Exhibit 10.1

FORM OF SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 27, 2020, is entered into by and among Callaway Golf Company, a Delaware corporation (“Acquiror”), 51 Steps, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and [•], a [•] (the “Stockholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Acquiror, Topgolf International, Inc., a Delaware corporation (“Company”), and Merger Sub are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the Company Capitalization Measurement Time, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the number of shares of Company Stock set forth on Schedule 1 attached hereto (the “Owned Shares”; the Owned Shares and any additional shares of Company Stock (or any securities convertible into or exercisable or exchangeable for Company Stock) in which the Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Merger Agreement, the Stockholder is entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, Merger Sub and the Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and to the last paragraph of this Section 1, the Stockholder, solely in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to, validly execute and deliver to the Company, by (or effective as of no later than) the second Business Day following the date that the Consent Solicitation Statement included in the Registration Statement is disseminated by the Company to the Stockholder in accordance with the terms of the Merger Agreement, the written consent in the form attached hereto as Exhibit A approving the Merger Agreement, the Merger and the other transactions contemplated thereby in respect of all of the Stockholder’s Covered Shares. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), the Stockholder, solely in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders of the Company (including the written consent solicited pursuant to the Consent Solicitation Statement), the Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(a) if and when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder) in favor of (i) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and (ii) any other matters necessary or reasonably requested by the Company in connection with the consummation of the Merger and the other Transactions; and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Stockholder’s Covered Shares against (i) any Acquisition Proposal with respect to the Company and (ii) any other action, proposal, transaction or agreement that could reasonably be expected to (A) impede, interfere with, delay, postpone or adversely affect the Merger or any of the other Transactions or the satisfaction of Acquiror’s, the Company’s or Merger Sub’s conditions under the Merger Agreement, (B) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, (C) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement or (D) change in any manner the voting rights of any class of shares of Company Stock (including any amendments to the Company Certificate of Incorporation or Company Bylaws).

The obligations of the Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Company Board has effected a Company Change in Recommendation; provided, however, that in the event the Company Board effects a Company Change in Recommendation in compliance with Section 8.03(c) and Section 8.03(e) of the Merger Agreement: (i) the number of shares of Company Stock that the Stockholder shall be committed to vote (or execute a written consent in respect to) in accordance with the preceding provisions of this Section 1 shall be modified to be only such number that, when aggregated with the number of shares of Company Stock that other stockholders of the Company (other than Acquiror) are obligated to vote (or execute a written consent in respect to) pursuant to support agreements entered into as of the date hereof, shall not exceed (A) 30.00% of the total number of outstanding shares of Company Common Stock and Company Preferred Stock (on an “as converted basis”), being considered as its own class and (B) 39.00% of the total number of outstanding shares of Company Preferred Stock (on an “as converted basis”), being considered as its own class (collectively, the “Lock-Up Covered Shares”), such that the

Stockholder shall only be obligated to execute a written consent with respect to, or otherwise vote, its pro rata portion of the Lock-Up Covered Shares in the manner set forth in this Section 1 and (ii) the Stockholder shall be entitled (in its sole discretion) to vote any shares of Company Stock that it is entitled to vote, other than the Lock-Up Covered Shares, in any manner.

2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the time this Agreement is terminated upon the mutual written agreement of Acquiror, Merger Sub and the Stockholder and (iv) the election of the Stockholder in its sole discretion to terminate this Agreement following any amendment, supplement, waiver or other modification of any term or provision of the Merger Agreement without the prior written consent of such Stockholder that reduces or changes the form of consideration payable pursuant to the Merger Agreement (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 13 to 25 shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of this Agreement prior to such termination, or fraud with respect to the representations and warranties contained in this Agreement.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Acquiror as to itself as follows:

(a) The Stockholder is the only record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than (i) Liens as created by this Agreement, (ii) Liens to which the Covered Shares and Stockholder are subject pursuant to the Company Certificate of Incorporation or the Company Bylaws and (iii) Liens to which the Covered Shares and Stockholder are subject pursuant to any agreements between the Company and the Company Stockholders to be terminated in accordance with Section 8. As of the date hereof, other than the Owned Shares, the Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities exercisable for or convertible into shares of capital stock of the Company) or any interest therein.

(b) The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would reasonably be expected to interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) The Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the applicable requirements of the HSR Act and any other applicable Antitrust Law, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority or any other Person in connection with the execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

(e) The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the governing documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Stockholder, or the Covered Shares, pursuant to any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, (x) for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby and (y) for the Stockholder’s obligations pursuant to that certain Sixth Amended and Restated Voting Agreement of the Company, dated as of September 17, 2020 (the “Voting Agreement”).

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement or that would reasonably be expected to impair the ability of the Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

(g) The Stockholder understands and acknowledges that Acquiror and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby and by the Merger Agreement based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.

5. Representations and Warranties of Acquiror and Merger Sub. Each of Acquiror and Merger Sub hereby represents and warrants to the Stockholder as follows:

(a) Each of Acquiror and Merger Sub (i) is a legal entity duly organized, validly existing and in good standing under the Laws of the state of Delaware, and (ii) has all requisite corporate power and authority and has taken all corporate action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes a legal, valid and binding agreement of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act and the consents and approvals described in Section 5.05 of the Merger Agreement, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by Acquiror or Merger Sub from, or to be given by Acquiror or Merger Sub to, or be made by Acquiror or Merger Sub with, any Governmental Authority in connection with the execution, delivery and performance by Acquiror and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, except for any such filing, notice, report, consent, registration, approval, permit, waiver, expiration or authorization that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Acquiror and Merger Sub’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(c) The execution, delivery and performance of this Agreement by Acquiror and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Acquiror Organizational Documents or the organizational documents of Merger Sub, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of Acquiror or Merger Sub pursuant to any Contract binding upon Acquiror or Merger Sub, or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(b), under any applicable Law to which Acquiror or Merger Sub is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon Acquiror or Merger Sub, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Acquiror and Merger Sub’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

6. Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 6(b) hereof, prior to the Termination Date, the Stockholder shall not, and shall cause its controlled Affiliates and Subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives acting on their respective behalf, not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal with respect to the Company, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal with respect to the Company, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal with respect to the Company, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal with respect to the Company or (v) resolve or agree to do any of the foregoing. The Stockholder agrees that immediately following the execution of this Agreement it shall, and shall cause each of its controlled Affiliates and Subsidiaries and shall use its reasonable best efforts to cause its Representatives acting on its or their respective behalf to, cease any solicitations or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal with respect to the Company. The Stockholder shall promptly (and in any event within 24 hours) notify, in writing, Acquiror of the receipt by the Stockholder in such capacity of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to lead to, or result in, an Acquisition Proposal with respect to the Company.

(b) Notwithstanding anything in this Agreement to the contrary, (i) the Stockholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees, professional advisors and other stockholders of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by Section 6(a) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of Section 6(a)), (ii) the Stockholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, (iii) any breach by the Company of its obligations under Section 8.03(a) of the Merger Agreement shall not be considered a breach of Section 6(a), and (iv) the Stockholder shall be entitled to review any Acquisition Proposal with respect to the Company, received by the Company after the date hereof that did not result from a breach of Section 8.03 of the Merger Agreement and shared with the Stockholder, and, solely to the extent the Company Board has made the determinations set forth in Section 8.03(c) of the Merger Agreement, to discuss and confirm with the Company the willingness of the Stockholder to support, or lack thereof, such Acquisition Proposal in the event this Agreement is terminated.

(c) The Stockholder hereby agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of any of the Stockholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Stockholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(c) shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 6(c) with respect to the Stockholder’s Covered Shares shall be null and void.

(d) The Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

7. HSR Act. In connection with the Transactions, the Stockholder and Acquiror shall, or shall cause their respective Affiliates to, comply promptly but in no event later than 15 Business Days after the date hereof with all applicable notification and reporting requirements of the HSR Act. Acquiror and the Stockholder shall each use their reasonable best efforts to furnish to the other party as promptly as reasonably practicable all information required for any notification, application or filing to be made pursuant to the HSR Act in connection with the Transactions. The Stockholder and Acquiror shall use their reasonable best efforts to (i) cooperate in good faith with the Regulatory Consent Authorities; and (ii) obtain the termination or expiration of all waiting periods under the HSR Act, in each case, in connection with the Transactions. The Stockholder shall pay 100% of all filing fees associated with filings it makes pursuant to the HSR Act.

8. Termination of Certain Agreements. The Stockholder hereby agrees to execute and deliver such additional documents and take all such further action as may be reasonably necessary to cause each of (a) the Voting Agreement, (b) the Fifth Amended and Restated Investors’ Rights Agreement of the Company, dated as of September 17, 2020, and (c) the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement of the Company, dated as of September

17, 2020, to be, contingent upon (i) the occurrence of the Closing and (ii) receipt of approval of the requisite parties (including the Company), terminated without any further force and effect effective immediately prior to the Effective Time, and the Stockholder hereby agrees to the waiver of any rights of first refusal, preemptive rights, rights of co-sale, and registration rights with respect to the Transactions.

9. Further Assurances. From time to time, at Acquiror’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. The Stockholder further agrees not to commence or participate in, and to take all actions reasonably necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Company or any of their respective Subsidiaries, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement (including the Per Share Common Stock Consideration and the Per Share Preferred Stock Consideration, or alleging a breach of any duty of the Company Board or Acquiror Board in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or the Transactions) or the consummation of the transactions contemplated hereby and the Transactions. To the extent permitted by Law, the Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that the Stockholder may have by virtue of ownership of the Covered Shares.

10. Disclosure. The Stockholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Acquiror have provided the Stockholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company and Acquiror will consider in good faith.

11. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares,” “Covered Shares” and “Lock-Up Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Acquiror, Merger Sub and the Stockholder.

13. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered in person; (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid; (c) when delivered by FedEx or other nationally recognized overnight delivery service; or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), if the sender within one Business Day sends a confirming copy of such notice by FedEx or other nationally recognized overnight delivery service, addressed as follows:

if to the Stockholder, to it at:

[•]

[•]

[•]

Attn: [•]

E-mail: [•]

with a copy to:

[•]

[•]

[•]

Attn: [•]

E-mail: [•]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street

Boston, MA 02110

Attn: Kevin J. Sullivan

and

Weil, Gotshal & Manges LLP

200 Crescent Court

Dallas, TX 75201

Attn: James R. Griffin

         David B. Gail

if to Acquiror, to it at:

Callaway Golf Company

2180 Rutherford Road

Carlsbad, CA 92008

Attn: Brian P. Lynch

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attn: Craig M. Garner

          Kevin C. Reyes

15. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

16. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written and oral, that may have been entered into by or among any of the parties hereto relating to the transactions contemplated hereby.

17. No Third-Party Beneficiaries. The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that the Company shall be an express third party beneficiary with respect to Section 10.

18. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Each party hereto irrevocably agrees that any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal court located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Action: (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (ii) that it or its property is exempt or immune from jurisdiction of such courts or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) that (A) such Action in any such court is brought in an inconvenient forum; (B) the venue of such Action is improper; and (C) this Agreement, the transactions contemplated hereby or the subject matter hereof, may not be enforced in or by such courts.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION; (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18(c).

19. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 19 shall be null and void, ab initio.

20. Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto or thereto do not fully perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder or thereunder to consummate this Agreement) in accordance with their specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 3, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby, including the Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the specific performance of the terms and provisions of this Agreement, or oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 20 shall not be required to provide any bond or other security in connection with any such injunction.

21. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid, illegal or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid, legal and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid, illegal or unenforceable with a valid, legal and enforceable provision giving effect to the intent of the parties.

22. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when each party hereto has received counterparts signed by each of the other parties (it being understood and agreed that delivery of a signed counterpart signature page to this Agreement by facsimile transmission, by electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute valid and sufficient delivery thereof).

23. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

24. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of the Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

25. Stockholder Release. The Stockholder further acknowledges and agrees as follows:

(a) From and after (and effective upon) the Effective Time, the Stockholder, on behalf of itself and each of its past, present and future controlled Affiliates, parent entities, Subsidiaries, predecessors, officers, directors, members, partners, employees, agents, representatives, successors and assigns (collectively, the “Releasors”), hereby irrevocably and unconditionally releases and forever discharges each of Acquiror, Merger Sub, the Company, the Surviving Company and each of their respective past and present controlled Affiliates, parent entities, Subsidiaries, predecessors, officers, directors, stockholders, members, partners, employees, agents, representatives, heirs, estates, successors and assigns (individually, a “Releasee” and, collectively, the “Releasees”) from any and all past, present and future disputes, claims, counter-claims, controversies, demands, rights, obligations, promises, agreements, contracts, liabilities, debts, encumbrances, costs (including attorneys’ fees and costs), expenses, judgments, damages, losses, Actions and other causes of action of every kind and nature, whether direct or indirect, known or unknown, fixed or contingent, accrued or not accrued, liquidated or unliquidated or due or to become due, whether arising or pleaded in law or in equity, whether based on fraud, under contract, statute, tort or otherwise (“Claims”), which the Stockholder or any of the Releasors now have, may ever have had in the past or may have in the future against any of the Releasees, in each case, to the extent related to the period prior to the Effective Time and in any way arising out of or relating to the Stockholder’s capacity as a stockholder of the Company and/or direct or indirect ownership interest in the Company (including in respect of rights of contribution or indemnification) (such Claims, the “Released Claims”), including (i) the Stockholder’s ownership or purported ownership of the Covered Securities or (ii) the Transactions, including, without limitation, any and all Claims that the Releasors may have against any of the Releasees with respect to any contract, agreement or other arrangement (whether written or verbal), breach or alleged breach of fiduciary duty or otherwise; provided, that the Released Claims shall not cover Claims (i) arising from rights of any Releasor under or to (A) the Merger Agreement or any ancillary agreement contemplated by the Merger Agreement (including this Agreement), (B) any indemnification, exculpation or advancement of expenses provisions for the benefit of directors, officers, employees or other individuals contained in the Company Certificate of Incorporation, the Company Bylaws, the equivalent constituent documents of any Subsidiary of the Company or any indemnification agreement between the Company and any Releasor, (C) any insurance policy acquired by the Company for the benefit of its directors, managers and officers, or (D) salaries, bonuses, benefits or other compensation, and any reimbursable expenses, in each case that are due and payable to the Releasor in respect of services provided by the Releasor to the Company or its Subsidiaries; (ii) that do not involve or relate directly or indirectly to the Company or any of its controlled Affiliates or Subsidiaries; or (iii) which cannot be waived as a matter of law (collectively, the “Unreleased Claims”). The Stockholder (for itself and each of the Releasors)

hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any claim, suit, action or proceeding of any kind against any Releasee based upon any Claim released or purported to be released pursuant to the foregoing.

(b) It is the intention of the Releasor that this release shall be effective as a full and final accord, satisfaction and release of all of the Claims released or purported to be released pursuant to the foregoing. In furtherance of this intention, Releasor hereby acknowledges and agrees that this release shall extend to any and all such Claims, whether known or unknown, foreseeable or unforeseeable, disclosed or undisclosed, and expressly waives and relinquishes any right any Releasor may have under any statute or rule which may prohibit the release of future rights or a release with respect to unknown claims.

(c) The Stockholder (i) represents, warrants and acknowledges that the Stockholder has been fully advised by the Stockholder’s attorney of the contents of Section 1542 of the Civil Code of the State of California, and (ii) hereby expressly waives the benefits thereof and any rights that the Stockholder may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(d) The Stockholder also hereby waives the benefits of, and any rights that the Stockholder may have under, any statute or common law principle of similar effect in any jurisdiction with respect to the Released Claims. The Stockholder understands and acknowledges (for itself and each of the Releasors) that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the Released Claims, and agrees that (i) it is the intention of the Stockholder to fully, finally and forever waive, settle, release and relinquish all such Released Claims against any Releasee (other than Unreleased Claims), and (ii) this release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.

(e) The Stockholder represents, acknowledges and agrees that it has read this release and understands its terms and has been given an opportunity to ask questions of Acquiror’s or the Company’s representatives. The Stockholder further represents that in signing this Agreement it does not rely, and has not relied, on any representation or statement not set forth in this Agreement made by any representative of Acquiror or anyone else with regard to the subject matter, basis or effect of this release or otherwise.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

CALLAWAY GOLF COMPANY

By:
Name:
Title:

51 STEPS, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

[•]

By:
Name:
Title:

[Signature Page to Support Agreement]

Schedule 1

Stockholder	Company Common Stock	Company Series A-1 Preferred Stock	Company Series A-2 Preferred Stock	Company Series B Preferred Stock	Company Series C-1 Preferred Stock	Company Series C-2 Preferred Stock	Company Series E Preferred Stock	Company Series F Preferred Stock	Company Series G Preferred Stock	Company Series H Preferred Stock

Exhibit A

WRITTEN CONSENT

IN LIEU OF A

MEETING OF STOCKHOLDERS

OF

TOPGOLF INTERNATIONAL, INC.

[•], 2020

The undersigned (the “Stockholder”), being the holder of shares of [common stock] [and] [Series [•] preferred stock] of Topgolf International, Inc., a Delaware corporation, (the “Company”), acting pursuant to Section 228(a) and Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby irrevocably consent to the adoption of the following resolutions in lieu of a meeting with respect to [all of the shares of [common stock] [and] [Series [•] preferred stock] of the Company held by the Stockholder][only a number of shares of [common stock] [and] [Series [•] preferred stock] of the Company held by the Stockholder equal to [•]% of the issued and outstanding shares of common stock of the Company (on an “as converted basis”)], effective as of the date set forth opposite the Stockholder’s name on the signature page hereto:

MERGER AGREEMENT

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of October 27, 2020 (the “Merger Agreement”), by and among the Company, Callaway Golf Company, a Delaware corporation (“Acquiror”) and 51 Steps, Inc., a Delaware corporation (“Merger Sub”), a copy of which has been provided to the undersigned Stockholder (capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Board of Directors of the Company has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, (ii) approved the Merger Agreement and the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iii) subject to Section 8.03 of the Merger Agreement, recommended the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, by the holders of the shares of the Company Stock, upon the terms and subject to the conditions set forth therein;

WHEREAS, (i) the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL, and (ii) the affirmative vote in favor of the adoption of the Merger Agreement by the holders of 60% of the outstanding shares of Preferred Stock (as such term is defined in the Fifth Amended and Restated Certificate of Incorporation of the Company, dated as of September 18, 2020 (the “Charter”) of the Company is required pursuant to Section B.3.2(b) of the Charter, upon the terms and subject to the conditions set forth in the Merger Agreement; now, therefore, be it

RESOLVED, that the Merger Agreement and the Transactions, including the Merger, are hereby adopted and approved in all respects, and the undersigned Stockholder hereby votes [all of the shares of [common stock] [and] [Series [•] preferred stock] of the Company held by the Stockholder][only a number of shares of [common stock] [and] [Series [•] preferred stock] of the Company held by the Stockholder equal to (i) [•]% of the issued and outstanding shares of common stock and preferred stock of the Company (on an “as converted basis”), being considered as its own class, and (ii) [•]% of the issued and outstanding shares of preferred stock of the Company (on an “as converted basis”), being considered as its own class] in favor of the adoption and approval of the Merger Agreement and the Transactions, including the Merger; and

FURTHER RESOLVED, that the undersigned Stockholder hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent.

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Signature page follows.]

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